EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Place of Incorporation

DaXingHuaShang Investment Group Limited	Seychelles
Jiujiu Group Stock Co., Ltd.	Seychelles
DaXingHuaShang Investment (Hong Kong) Limited	Hong Kong
Jiujiu (HK) Industry Limited	Hong Kong
Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd.	PRC
Jiujiu (Shenzhen) Industry Co., Ltd.	PRC
Dongguan City FVT Supply Chain Technology Co., Ltd.	PRC
Dongguan City Fu La Tu Trade Co., Ltd.	PRC
Dongguan City Fu Xin Gu Trade Co., Ltd.	PRC
Dongguan City Xixingdao Technology Co., Ltd	PRC
Dongguan City Fu Lai Food Co., Ltd.	PRC
Dongguan City Fu Guan Healthy Industry Technology Co., Ltd.	PRC
Dongguan City Fu Xin Technology Co., Ltd.	PRC
Dongguan City Fu Ji Food & Beverage Co., Ltd.	PRC
Dongguan City Fu Yi Beverage Co., Ltd.	PRC
Dongguan City Fu Xiang Technology Co., Ltd.	PRC
Dongguan City Fu Jing Technology Co., Ltd.	PRC
Dongguan City Fu Sheng Drinking Water Co., Ltd.	PRC
Dongguan City Fu Jia Drinking Water Co., Ltd.	PRC
Dongguan City Fu Xi Drinking Water Co., Ltd.	PRC
Dongguan Fu Li Trading Co., Ltd.	PRC
Guangdong Fugu Supply Chain Group Co., Ltd.	PRC
Dongguan City Fu Zhi Gu Trade Co., Ltd.	PRC
Dongguan City Chang Fu Trade Co., Ltd.	PRC
Dongguan City La Tong Trade Co., Ltd.	PRC
Dongguan City Kai Fu Trade Co., Ltd.	PRC
Shenzhen Fu Jin Trading Technology Co., Ltd.	PRC